EXHIBIT 8.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com
FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
September 24, 2015	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Pavonia Limited

Avago Technologies Limited

1 Yishun Avenue 7

Singapore 768923

Re:	Registration Statement on Form S-4.

Ladies and Gentlemen:

We have acted as tax counsel for Pavonia Limited, a limited company incorporated under the laws of the Republic of Singapore (“Holdco”), and Avago Technologies Limited, a limited company incorporated under the laws of the Republic of Singapore (“Avago”), in connection with (i) the Transactions, as defined and described in the Agreement and Plan of Merger dated as of May 28, 2015 (the “Agreement”) between Broadcom Corporation, Holdco, Avago, Safari Cayman L.P., a wholly-owned subsidiary of Holdco (“New LP”), Avago Technologies Cayman Holdings Ltd., a direct wholly-owned subsidiary of New LP (“Intermediate Holdco”), Avago Technologies Cayman Finance Limited, a direct wholly-owned subsidiary of Intermediate Holdco (“Finance Holdco”), Buffalo CS Merger Sub, Inc., a wholly-owned subsidiary of Finance Holdco (“Cash/Stock Merger Sub”), and Buffalo UT Merger Sub, Inc., a wholly-owned subsidiary of Finance Holdco (“Unit Merger Sub” and together with Cash/Stock Merger Sub, Avago, Holdco, New LP, Intermediate Holdco and Finance Holdco, the “Avago Parties”) and (ii) the preparation and filing of the related Registration Statement on Form S-4 (File No. 333-205938) of Holdco and New LP on Form S-4, which includes the joint proxy statement/prospectus, filed on July 29, 2015 (as amended through the effective date thereof, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). Pursuant to the Agreement, all of the outstanding ordinary shares of Avago (“Avago Ordinary Shares”) will (at the direction of Holdco) be transferred to Finance Holdco, an entity disregarded as separate from Holdco for U.S. federal income tax purposes, in consideration for which Holdco shall allot and issue to the Avago shareholders one fully paid ordinary share of Holdco (a “Holdco Ordinary Share”) for each Avago Ordinary Share transferred to Finance Holdco (collectively, the “Avago Scheme”).

September 24, 2015

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement, (iii) the representation letters of the Avago Parties delivered to us for purposes of this opinion and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that,

1. Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Transactions) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2. The Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Agreement and the Registration Statement;

3. All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Transactions, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Transactions;

4. Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified or that are based upon any person’s “belief,” “expectation” or similar qualification are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Transactions, in each case without such qualification;

5. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement and the Registration Statement; and

6. There will be no change in applicable U.S. federal income tax law from the date hereof through the effective time of the Transactions.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, it is our opinion that, for U.S. federal income tax purposes, the Avago Scheme, taken together with the Cash/Stock Merger, should qualify as a transaction described in Section 351 of the Code and, taken alone, should qualify as a reorganization within the meaning of Section 368(a) of the Code; however, there is some uncertainty regarding whether the Avago Scheme will qualify for such treatment because there is no authority directly addressing a transaction involving the same facts as the Avago Scheme and the Transactions.

September 24, 2015

Assuming the receipt of Holdco Ordinary Shares in exchange for Avago Ordinary Shares pursuant to the Avago Scheme, taken together with the Cash/Stock Merger, qualifies as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and/or, taken alone, qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes (1) a U.S. Holder (as defined in the Registration Statement) that receives Holdco Ordinary Shares pursuant to the Avago Scheme (other than a U.S. Holder that owns, directly or by attribution, 5% or more of Holdco Ordinary Shares immediately after the consummation of the Avago Scheme (a “5% U.S. Holder”)) will not recognize any gain or loss with respect to the receipt of such Holdco Ordinary Shares and (2) a 5% U.S. Holder that receives Holdco Ordinary Shares pursuant to the Avago Scheme will generally qualify for the treatment described in (1) above only if the 5% U.S. Holder timely files a “gain recognition agreement”, as defined in applicable Treasury Regulations promulgated under Section 367(a) of the Code, with the Internal Revenue Service.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those on which we have relied in connection with this opinion may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transaction described herein upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP